EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of the Annual Report on Form 10-K, as amended (the “Annual Report”), of Cubic Energy, Inc., which Annual Report makes reference to our firm and our report filed therewith evaluating Cubic Energy, Inc.’s oil and gas reserves effective July 1, 2010.

Dallas, Texas
February 23, 2011	/s/ James L. Merkel
James L. Merkel
Principal Reservoir Analyst